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                                                                Exhibit 10.25(j)

                                    PLAYBOY
                              MICHAEL S. PERLIS
                           PRESIDENT AND PUBLISHER

                                                               February 26, 1993

CONFIDENTIAL

Mr. Herb Laney
540 Jefferson Street
Hinsdale, IL 60521

Dear Herb:

  It is my great pleasure to formally confirm the deal we have discussed relating to your continuing employment by PEI.

  First, effective with the new fiscal, you will carry the title of President, Catalogs. Your salary will be $200,000 per year. Your participation in PEI's incentive compensation program will be at the 50% level.

  You will receive 5% on all profits over '93 levels times three years, i.e., if '93 profits are 4.5MM, you will be paid 5% on cumulative profits over 13.5MM at the end of fiscal '96 (4.5MM for '93 is the lowest multiple we will use). You must be employed through fiscal '96 to receive payment.

  If your employment is terminated for any reason other than cause, you will receive a full years' severance.

  Herb, you've done really fine work. It is a pleasure to work with you. I know you'll accomplish even greater things in the next several years.


                                       Sincerely,

MSP/ck
cc: Christie Hefner
    David Chemerow                     /s/ MS Perlis
    Howard Shapiro